UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2020

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Asset Purchase Agreement

Fairfield Inn & Suites by Marriott – Hershey, Pennsylvania, Home2 Suites by Hilton – York, Pennsylvania, and Hampton Inn & Suites by Hilton – York, Pennsylvania

On February 17, 2020, the due diligence period expired under the Agreement of Purchase and Sale between Central PA Equities 17, LLC, Central PA Equities 19, LLC, and Springwood – FHP LP (collectively, the “Seller”) and Lodging Fund REIT III OP, LP (the “Buyer”), which is the operating partnership subsidiary of Lodging Fund REIT III, Inc. (the “Company”), dated as of November 22, 2019, as amended by the First Amendment dated January 13, 2020, and as amended by the Second Amendment dated January 31, 2020, and as amended by the Third Amendment dated February 10, 2020, and as amended by the Fourth Amendment dated February 17, 2020 (collectively, the “Purchase Agreement”).  Pursuant to the Purchase Agreement, the Buyer agreed to acquire the 108-room Fairfield Inn & Suites by Marriott hotel in Hershey, Pennsylvania, the 107-room Home2 Suites by Hilton hotel in York, Pennsylvania, and the 100-room Hampton Inn & Suites by Hilton hotel in York, Pennsylvania (collectively, the “Hotel Properties”) from the Seller. The contractual purchase price of the Hotel Properties is approximately $46.9 million plus closing costs, subject to adjustment as provided in the Purchase Agreement. The Seller is not affiliated with the Company or Legendary Capital REIT III, LLC (the “Advisor”), the Company’s external advisor. As required by the Purchase Agreement, the Buyer has deposited a total of $1.5 million into escrow as earnest money pending the closing or termination of the Purchase Agreement. Except in certain circumstances described in the Purchase Agreement, if the Buyer fails to complete the acquisition, it will forfeit the earnest money.

The Purchase Agreement contains various covenants, representations and warranties from the respective parties. The Buyer’s acquisition of the Hotel Properties is subject to certain closing conditions. The Company intends to fund the purchase of the Hotel Properties with proceeds from the Company’s ongoing private offering and the proceeds of new term loans. If the agreed upon conditions to closing are satisfied, the closing of the acquisition of each hotel property under the Purchase Agreement will occur on staggered dates throughout 2020. There can be no assurance that the Buyer will complete the acquisition of the Hotel Properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: February 21, 2020	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary